UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 11, 2023

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per value	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On October 11, 2023, Femasys Inc. (the “Company”) announced that it had received a notice from The Nasdaq Stock Market (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Rule”) for continued listing on The Nasdaq Capital Market, as the minimum bid price of the Company’s common stock had met or exceeded $1.00 per share for a minimum of ten consecutive business days.

The Company previously received a notice from Nasdaq on June 1, 2023 that the Company was not in compliance with the Rule, as the minimum bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. In order to regain compliance with the Rule, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. This requirement was met on October 9, 2023, the tenth consecutive trading day when the closing bid price of the Company’s common stock was over $1.00. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market. The Company had 180 calendar days, or until November 28, 2023, to regain compliance with the Rule.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.	Exhibits.

The following exhibits are filed as part of this report

Exhibit Number Description

99.1	Femasys Inc. Press Release dated October 11, 2023.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

Date: October 11, 2023	By:	/s/ Kathy Lee-Sepsick
Name: Kathy Lee-Sepsick
Title: Chief Executive Officer